EXHIBIT 10.3
                                VOTING AGREEMENT

                  VOTING AGREEMENT (this "AGREEMENT") dated as of October 18, 1995 among IVAX CORPORATION, a Florida corporation ("IVAX"), and each other person and entity listed on the signature pages hereof (each, a "STOCKHOLDER").

                              W I T N E S S E T H:

                  WHEREAS, as of the date hereof, each Stockholder owns (directly or indirectly, either beneficially or of record) the number of shares of Class A Common Stock, with a nominal value of NOK 5 per share, and the number of shares of Class B Common Stock, with a nominal value of NOK 5 per share, of Hafslund Nycomed AS, a corporation organized under the laws of the Kingdom of Norway ("HAFSLUND NYCOMED"), set forth opposite such Stockholder's name on EXHIBIT A hereto (all such shares of common stock owned by the Stockholders and any shares hereafter acquired by the Stockholders prior to the termination of this Agreement are referred to herein as the "SHARES");

                  WHEREAS, Hafslund Nycomed, IVAX and IVAX Nycomed Corporation, a Florida corporation ("IVAX NYCOMED"), propose to enter into, simultaneously herewith, a Transaction Agreement (the "TRANSACTION AGREEMENT") which provides, upon the terms and subject to the conditions thereof, for (i) the sale by Hafslund Nycomed of its businesses (other than its Norwegian business of generating hydroelectric power and transmitting, buying and selling electric power) to Nycomed AS, a corporation organized under the laws of the Kingdom of Norway and a wholly owned subsidiary of Hafslund Nycomed ("NYCOMED"), and, in connection with such sale, the distribution of shares of common stock of Holdings to Hafslund Nycomed stockholders (the "DEMERGER"); (ii) the acquisition by IVAX Nycomed from Hafslund Nycomed of all of the shares of Nycomed in exchange for newly issued shares of IVAX Nycomed (the "SHARE EXCHANGE"); and
(iii) the merger of Acquisition Sub, a Florida corporation and a wholly owned subsidiary of IVAX Nycomed ("ACQUISITION SUB"), with and into IVAX (the "MERGER"; and, together with the Demerger and the Share Exchange, the "TRANSACTIONS"); and

                  WHEREAS, as a condition to the willingness of IVAX to enter into the Transaction Agreement, IVAX has requested that each Stockholder agree, and, in order to induce IVAX to enter into the Transaction Agreement, each Stockholder has agreed, severally and not jointly, to vote such Stockholder's Shares in connection with the requisite approval of the Demerger and the Share Exchange.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Transaction Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                        REPRESENTATIONS AND WARRANTIES OF
                                THE STOCKHOLDERS

                  Each Stockholder, severally and not jointly, hereby represents and warrants to IVAX as follows:

                  SECTION 1.01. DUE ORGANIZATION, ETC. Such Stockholder (if it is a corporation, partnership or other legal entity) is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization. Such Stockholder has full power and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by IVAX, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                  SECTION 1.02. TITLE TO SHARES. Such Stockholder is the record or beneficial owner of its Shares free and clear of any proxy or voting restriction other than pursuant to this Agreement.

                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                                      IVAX

                  IVAX hereby represents and warrants to each of the Stockholders as follows:

                  SECTION 2.01. DUE ORGANIZATION, ETC. IVAX is duly organized and validly existing under the laws of the State of Florida. IVAX has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of IVAX. This Agreement has been duly executed and delivered by or on behalf of IVAX and, assuming its due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of IVAX, enforceable against IVAX in accordance with its terms.


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                                        3

                                   ARTICLE III

                          TRANSFER AND VOTING OF SHARES

                  SECTION 3.01. TRANSFER OF SHARES. During the Voting Term (as defined below), and except as otherwise provided herein, each Stockholder shall not (a) sell, pledge (other than by Permitted Liens (as defined below)) or otherwise dispose of any of its Shares, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Shares. The exercise of rights or remedies pursuant to bona fide pledges of Shares to banks or other financial institutions ("PERMITTED LIENS") are not restricted by this Agreement.

                  SECTION 3.02. VOTING OF SHARES; FURTHER ASSURANCES. (a) Each Stockholder, by this Agreement, during and for the Voting Term, with respect to those Shares that it owns of record, does hereby agree to vote each of such Shares at every annual, special or adjourned meeting of the stockholders of Hafslund Nycomed (or pursuant to any consent, certificate or other document relating to Hafslund Nycomed that the law of Norway may permit or require) (i) in favor of the approval of the Demerger and the Share Exchange, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between Hafslund Nycomed and any person or entity (other than the Transactions) or any other action or agreement that would result in any of the conditions to Hafslund Nycomed's obligations under the Transaction Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Transaction Agreement. Each Stockholder further agrees to cause the Shares owned by it beneficially to be voted in accordance with the foregoing.

                  (b) For the purposes of this Agreement, "VOTING TERM" shall mean the period from the execution of this Agreement until the earlier of the termination of the Transaction Agreement and the Effective Time (as defined therein).

                  (c) Each Stockholder agrees to sign a letter in the form attached as Exhibit 9.05(b) to the Transaction Agreement, on behalf of himself or itself, pursuant to which it will acknowledge its status as an affiliate of Hafslund Nycomed and agree to certain restrictions on its rights to dispose of the IVAX Nycomed B AS Common Stock which each Stockholder will receive as a result of the Demerger.

                  (d) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required in order to vest in IVAX the power to carry out the provisions of this Agreement.

                                   ARTICLE IV

                               GENERAL PROVISIONS

                  SECTION 4.01. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 4.02. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

                  SECTION 4.03. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives and permitted assigns.

                  SECTION 4.04. WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the parties hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

                  SECTION 4.05. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 4.06. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  SECTION 4.07. GOVERNING LAW; GOVERNING LANGUAGE. Except to the extent that the laws of Norway or the State of Florida are mandatorily applicable to the Demerger or the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties acknowledge that, at the request and for the benefit of the Stockholders, this Agreement may be translated into Norwegian. The parties agree that this English version shall in all respects be the controlling version of this Agreement.

                  SECTION 4.08. SUBMISSION TO JURISDICTION; VENUE. The parties hereto unconditionally and irrevocably agree and consent to the exclusive jurisdiction of, and service of process and venue in, the applicable courts located in London England (the "LONDON COURTS") for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and further agree not to commence any such action, suit or proceeding except in any such court. Each party irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such court. The Stockholders shall appoint a party reasonably acceptable to IVAX as their authorized agent (the "STOCKHOLDER AUTHORIZED AGENT") upon whom process may be served in any such action arising out of or relating to this Agreement or the transactions contemplated hereby which may be instituted in the London Courts by any other party hereto. Such appointment shall be irrevocable. Each of the Stockholders agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Stockholder Authorized Agent and written notice of such service to any Stockholder shall be deemed, in every respect, effective service of process upon such Stockholder. IVAX shall appoint a party reasonably acceptable to the Stockholders as its authorized agent (the "IVAX AUTHORIZED AGENT") upon whom process may be served in any such action arising out of or relating to this Agreement or the transactions contemplated hereby which may be instituted in the London Courts by any other party hereto. Such appointment shall be irrevocable. IVAX agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the IVAX Authorized Agent and written notice of such service to IVAX shall be deemed, in every respect, effective service of process upon IVAX.

                  SECTION 4.09. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                               IVAX CORPORATION

                                               By /s/ PHILLIP FROST
                                               ---------------------------------
                                               Name: Phillip Frost
                                               Title: President and CEO

                                                  /s/ TERJE MIKALSEN
                                               ---------------------------------
                                               Name:  Terje Mikalsen

                                                  /s/ HARALD SCHOLDAGER
                                               ---------------------------------
                                               Name:  Harald Scholdager

                                                  /s/ TORE LAERDAL
                                               ---------------------------------
                                               Name:  Tore Laerdal

                                                  /s/ TERJE O. OLSSON
                                               ---------------------------------
                                               Name:  Terje O. Olsson

                                                  /s/ JOHN HENRIK JOHANSEN
                                               ---------------------------------
                                               Name:  John Henrik Johansen

                                                  /s/ LAILA STEINE
                                               ---------------------------------
                                               Name:  Laila Steine

                                                  /s/ PETER J. KEILGAST
                                               ---------------------------------
                                               Name:  Peter J. Keilgast

                                    EXHIBIT A


NAME OF STOCKHOLDER                     NUMBER OF SHARES OF HAFSLUND NYCOMED
                                        COMMON STOCK OWNED BENEFICIALLY AND
                                        OF RECORD

NAME OF STOCKHOLDER                     NO. CLASS A SHARES    NO. CLASS B SHARES
-------------------                     ------------------    ------------------
Terje Mikalsen, Chairman                         8,431,256               717,130

Harald Schjoldager, Vice-Chairman                    9,530                 4,763

Tore Laerdal                                       150,000                37,500

Terje O. Olsson                                         71                    51

John Henrik Johansen                                 1,486                   442

Laila Steine                                            34                    79

Peter J. Kielgast                                      200                   596